UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 14, 2024

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we” and “us”) with the Securities and Exchange Commission (the “SEC”) on April 9, 2024, effective on April 1, 2024, we closed the transactions contemplated by that certain Sale and Purchase Agreement of Share Capital dated January 11, 2023 (as amended and restated from time to time, the “Purchase Agreement”) with Aleksandar Milovanović (“Milovanović”), Zoran Milošević (“Milošević”) and Snežana Božović (“Božović”, and collectively with Milovanović and Milošević, the “Sellers”), the former owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “Meridian Companies”).

As part of the consideration for the acquisition, we agreed to pay the Sellers 5,000,000 restricted shares of common stock (the “Contingent Shares”) which were due to the Sellers within five business days following the Determination Date (defined below) if (and only if) the Company determined that each of the Post-Closing Conditions (defined below) were met on such Determination Date. For purposes of the foregoing, the “Determination Date” means the date that was six months after the closing date of the Purchase Agreement (October 9, 2024) and the “Contingent Post-Closing Conditions” were as follows: the Sellers and their affiliates were not then in default in any of their material obligations, covenants or representations under the Purchase Agreement, any of the transaction documents, or any other agreement with the Company beyond any applicable cure periods therein, as confirmed by Sellers in a signed writing delivered to the Company and verified by the Company within five business days thereafter.

On October 14, 2024, the Company determined that the Contingent Post-Closing Conditions were met and issued the 5,000,000 Contingent Shares to the Sellers, of which 4,250,000 shares were issued to Milovanović; 500,000 shares were issued to Milošević; and 250,000 shares were issued to Božović.

The Company claims an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Contingent Shares, since the offer and sale of such securities did not involve a public offering and the recipients were “accredited investors”. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities or book-entry statements will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: October 15, 2024	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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